As filed with the Securities and Exchange Commission on September 1, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

V2X, INC.
(Exact name of registrant as specified in its charter)
Indiana	38-3924636
(State of incorporation)	(IRS Employer Identification Number)
2424 Garden of the Gods Road, Suite 300
Colorado Springs, CO 80919
(719) 591-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles L. Prow
President and Chief Executive Officer
V2X, Inc.
2424 Garden of the Gods Road, Suite 300
Colorado Springs, CO 80919
(719) 591-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kevin T. Boyle, Esq. Chief Legal Officer, General Counsel and Corporate Secretary V2X, Inc. 7901 Jones Branch Drive, Suite 700 McLean, VA 22102 (719) 591-3600	P. Michelle Gasaway, Esq. Skadden, Arps, Slates, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5122
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
V2X, INC.
Common Stock

The selling shareholders of V2X, Inc. listed herein (together with any additional selling shareholders listed in any applicable prospectus supplement (the “selling shareholders”)), may offer and resell up to 18,591,866 shares of our common stock, par value $0.01 per share (“common stock”). Such shares of our common stock were issued by us to the selling shareholders pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger (the “merger agreement”), dated as of March 7, 2022, by and among V2X, Inc. (formerly known as Vectrus, Inc.), Vertex Aerospace Services Holding Corp. (“Vertex”), Andor Merger Sub Inc. (“Andor Inc.”) and Andor Merger Sub LLC (“Andor LLC”).
We are not selling any shares of our common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares by the selling shareholders. The selling shareholders may sell the shares of our common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling shareholders may sell their shares of our common stock in the section of this prospectus entitled “Plan of Distribution.”
Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “VVX.” On August 31, 2022, the last reported sale price for our common stock on the NYSE was $34.66 per share.
Investing in our common stock involves a high degree of risk. Before investing, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 2 of this prospectus. You should also consider the risk factors described under Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2022, and under the captions “Risks Relating to the Combined Company Following the Mergers” and “Risks Relating to Vertex’s Business and Operations” beginning on pages 29 and 39, respectively, of our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2022, which are incorporated by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, utilizing a “shelf” registration process. Under this process, selling shareholders named in this prospectus or in one or more supplements to this prospectus may sell shares of our common stock from time to time. Each time any selling shareholder not named herein sells shares of our common stock under the registration statement of which this prospectus is a part, such selling shareholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus.
The selling shareholders may offer and sell shares of our common stock directly to purchasers, through agents selected by the selling shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of shares of our common stock. See “Plan of Distribution.”
You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where To Find Additional Information.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus” prepared by us or on our behalf. We have not authorized, and no selling shareholder has authorized, anyone else to provide you with different or additional information. No offer of shares of our common stock is being made in any jurisdiction where the offer or sale is not permitted.
The information in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein is accurate only as of their respective dates or as of any earlier date as of which such information is given, even though this prospectus may be delivered, or our common stock may be sold under this prospectus, on a later date. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” prepared by us or on our behalf before making an investment decision.
References in this prospectus to the terms “the company,” “V2X,” “we,” “our” and “us” or other similar terms mean V2X, Inc., an Indiana corporation, unless we state otherwise, or the context indicates otherwise.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding V2X, our common stock being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase shares of our common stock from the selling shareholders.
Our Company
V2X is a leading provider of critical mission solutions and support to defense clients globally, formed by the 2022 merger of Vectrus, Inc. and Vertex to build on more than 120 combined years of successful mission support. The company operates as one segment and delivers a comprehensive suite of integrated solutions across the operations and logistics, aerospace, training and technology markets to national security, defense, civilian and international clients.
We were incorporated under the laws of the State of Indiana in February 2014. Our principal executive offices are located at 2424 Garden of the Gods Road, Colorado Springs, CO 80919. Our telephone number is (719) 591-3600 and our website address is www.vectrus.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus (except for our SEC reports incorporated under “Incorporation of Certain Information by Reference”), and you should not consider information contained on, or accessible through, our website as part of this prospectus. Reference to our website is made as an inactive textual reference.
The Offering
Our common stock offered by the selling shareholders
18,591,866 shares
Our common stock is listed on the NYSE under the symbol
VVX
Use of proceeds
All of the shares of our common stock being offered under this prospectus are being sold by the selling shareholders. Accordingly, we will not receive any proceeds from the sale of these shares.
Background
On March 7, 2022, we entered into the merger agreement. Pursuant to the merger agreement, on July 5, 2022, Andor Inc. merged (the “first merger”) with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of V2X, and immediately following the first merger, Vertex merged (the “second merger,” and together with the first merger, the “mergers”) with and into Andor LLC, with Andor LLC surviving the second merger as a direct, wholly owned subsidiary of V2X. Upon the completion of the mergers, 18,591,866 shares of our common stock were issued to the selling shareholders.
On December 6, 2021, Vertex Aerospace LLC, an indirect, wholly owned subsidiary of Vertex, acquired Raytheon Technologies Corporation’s Mission Critical Solutions and Training Services Business (the “TTS business”) pursuant to the Share and Asset Purchase and Sale Agreement, dated as of September 8, 2021, by and among Vertex, Vertex Aerospace LLC and Raytheon Technologies Corporation. The TTS business was comprised of Raytheon Professional Services and certain assets within the Raytheon Intelligence and Space portfolio.

RISK FACTORS
Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in any prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. You should also consider the risk factors related to our business and operations described in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2022, and under the captions “Risks Relating to the Combined Company Following the Mergers” and “Risks Relating to Vertex’s Business and Operations” beginning on pages 29 and 39, respectively, of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 9, 2022, which are incorporated by reference herein. See “Where To Find Additional Information” in this prospectus. The risks and uncertainties we have described therein and below are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
If the selling shareholders immediately sell their shares of our common stock received in the mergers after such shares are no longer subject to resale restrictions our common stock price could decline.
The issuance of our common stock in connection with the mergers could have the effect of depressing the market price for our common stock, through dilution of earnings per share or otherwise. Once the registration statement, of which this prospectus is a part, is declared effective, all of the shares of our common stock issued to the selling shareholders in connection with the completion of the mergers will be available for resale in the public market, subject to restrictions on sales contained in the shareholders agreement, dated as of July 5, 2022, among the company and the selling shareholders (the “shareholders agreement”). As of the date of this prospectus, approximately 61.07% of the outstanding shares of our common stock are held by the selling shareholders.
In addition, the selling shareholders may decide not to hold the shares of our common stock they received upon completion of the mergers. Other selling shareholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of our common stock that they received upon completion of the mergers. Such sales of our common stock could have the effect of depressing the market price for our common stock and may take place promptly following the effectiveness of the registration statement, of which this prospectus is a part. In addition, future events and conditions could increase the dilution that is currently projected, including adverse changes in market conditions, additional transaction and integration related costs and other factors such as the failure to realize some or all of the benefits anticipated in the mergers. Any dilution of, or delay of any accretion to, our earnings per share could cause the price of shares of our common stock to decline or grow at a reduced rate. These sales may also make it more difficult for us to sell equity or equity-linked securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings.

FORWARD-LOOKING STATEMENT INFORMATION
This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995 and, as such, may involve risks and uncertainties. All statements included or incorporated by reference in this prospectus, other than statements that are purely historical, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.
The forward-looking statements included or incorporated by reference in this prospectus are subject to additional risks and uncertainties further discussed under “Risk Factors” in this prospectus, in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2022, and under the captions “Risks Relating to the Combined Company Following the Mergers” and “Risks Relating to Vertex’s Business and Operations” beginning on pages 29 and 39, respectively, of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 9, 2022, as well as our unaudited condensed consolidated financial statements, related notes, and the other information appearing elsewhere in our filings with the SEC, and are based on information available to us on the filing date of this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.
We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: the continued impact of COVID-19 and any variant strains thereof on the global economy and any current or future government mandated COVID-19 precautions, including mandatory vaccination; our ability to submit proposals for and/or win all potential opportunities in our pipeline; our ability to retain and renew our existing contracts; our ability to compete with other companies in our market; security breaches and other disruptions to our information technology and operation; our mix of cost-plus, cost-reimbursable, and firm-fixed-price contracts; maintaining our reputation and relationship with the U.S. government; protests of new awards; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or international government defense budgets; government regulations and compliance therewith, including changes to the U.S. Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; delays in completion of the U.S. government’s budget; our success in extending, deepening, and enhancing our technical capabilities; our success in expanding our geographic footprint or broadening our customer base; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; misconduct of our employees, subcontractors, agents, prime contractors and business partners; our ability to control costs; our level of indebtedness; terms of our credit agreement; inflation and interest rate risk; subcontractor performance; economic and capital markets conditions; our ability to maintain safe work sites and equipment; our ability to retain and recruit qualified personnel; our ability to maintain good relationships with our workforce; our teaming relationships with other contractors; changes in our accounting estimates; the adequacy of our insurance coverage; volatility in our stock price; changes in our tax provisions or exposure to additional income tax liabilities; risks and uncertainties relating to the mergers; risks and uncertainties relating to the spin-off from Exelis, Inc.; changes in generally accepted accounting principles in the United States; and other factors described in Part I, Item 1A, “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, in Part II, Item 1A,

“Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2022, and under the captions “Risks Relating to the Combined Company Following the Mergers” and “Risks Relating to Vertex’s Business and Operations” beginning on pages 29 and 39, respectively, of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 9, 2022, and described from time to time in our future reports filed with the SEC.

USE OF PROCEEDS
The selling shareholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling shareholders of the shares of our common stock covered hereby, or interests therein. The selling shareholders will pay any expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SHAREHOLDERS
We are registering for resale an aggregate of 18,591,866 shares of our common stock that may be sold by the selling shareholders set forth herein. Such shares were issued by us to the selling shareholders in connection with the closing of the mergers pursuant to the terms of the merger agreement and the related agreements.
At the closing of the mergers, the company entered into a registration rights agreement with the selling shareholders named below (the “registration rights agreement”), pursuant to which the selling shareholders were granted certain registration rights. We are registering the shares covered hereby pursuant to the registration rights agreement.
At the closing of the mergers, the company also entered into the shareholders agreement, which among other things, (1) provides Vertex Aerospace Holdco LLC (“Vertex Holdco”) and its affiliates to which shares of our common stock are transferred by a selling shareholder (the “Vertex Holdco Parties”) with director nomination and committee designation rights, (2) governs how each selling shareholder will vote its shares of our common stock with respect to certain matters, (3) requires certain actions of the company to be approved by the Vertex Holdco Parties, (4) provides the Vertex Holdco Parties with certain information rights, (5) limits transfers of our common stock by the selling shareholders, (6) limits certain acquisitions of our common stock by the Vertex Holdco Parties, (7) restricts the ability of the Vertex Holdco Parties to solicit proxies in the election of directors for such periods indicated therein, and (8) provides that the company will elect to be a “controlled company” for purposes of applicable listing standards for so long as it qualifies to do so.
In accordance with the terms of the merger agreement, effective as of the closing of the mergers, the company’s board of directors became comprised of eleven members, five of whom were appointed by Vertex Holdco (John “Ed” Boyington, Jr., Dino M. Cusumano, Lee E. Evangelakos, Joel M. Rotroff and Neil Snyder).
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. To our knowledge, the selling shareholders have sole voting and investment power with respect to their respective shares of our common stock, unless otherwise noted below. The selling shareholders may sell some, all or none of their respective shares of our common stock offered by this prospectus from time to time. We do not know how long the selling shareholders will hold their respective shares of our common stock covered hereby before selling them. Other than the merger agreement, including the registration rights agreement and the shareholders agreement, we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares of our common stock being offered hereunder. As of the date of this prospectus, Vertex Holdco owns a majority of the outstanding shares of our common stock.
	Prior to the Offering		Number of Shares of Common Stock Being Registered for Resale(2)	After the Offering
Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(1)		Number of Shares of Common Stock Beneficially Owned(3)	Percent of Shares of Common Stock Outstanding
Vertex Aerospace Holdco LLC(4)	18,591,866	61.07%	18,500,001	—	*
Ally Commercial Finance LLC(5)	82,223	*	82,223	—	*
Cecil B. Duren(6)	6,166	*	6,166	—	*
Tom K. Miller(7)	1,696	*	1,696	—	*
Dennis E. Mirabile(8)	1,780	*	1,780	—	*

*
Less than 1%.

(1)
Based on 30,442,732 shares outstanding as of August 26, 2022, including 18,591,866 shares issued pursuant to the merger agreement.

(2)
Represents the number of shares being registered on behalf of the selling shareholder pursuant to the registration statement of which this prospectus forms a part, which may be less than the total number of shares beneficially owned by such selling shareholder.

(3)
Assumes that the selling shareholders dispose of all of the shares of our common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling shareholders will sell all or any portion of the shares covered by this prospectus.

(4)
The AIP parties (as defined below) may be deemed to beneficially own an aggregate of 18,591,866 shares of our common stock, including 18,500,001 shares of our common stock held directly by Vertex Holdco and 91,865 shares of our common stock over which Vertex Holdco holds an irrevocable proxy that entitles it to vote the shares with respect to certain matters, pursuant to the shareholders agreement. See Footnotes (5), (6), (7) and (8). AIPCF VI, LLC (“AIP GP”) is the general partner of American Industrial Partners Capital Fund VI, L.P. (“AIP Fund VI”). Dino Cusumano is a senior managing member of AIP GP. AIP Fund VI is the managing member of AIP Vertex GP LLC, which is the general partner of AIPCF VI Vertex Aerospace Funding LP (“Vertex Funding” and, together with Vertex Holdco and AIP Fund VI, the “AIP parties”). Vertex Holdco is a direct, wholly owned subsidiary of Vertex Funding. Any action by AIP GP with respect to these shares, including voting and dispositive decisions, requires a unanimous vote of the managing members of AIP GP. Accordingly, Mr. Cusumano and the other managing members of AIP GP may be deemed to share voting and dispositive power with respect to the shares beneficially owned by the AIP parties. Each of Mr. Cusumano and the other managing members of AIP GP disclaims beneficial ownership of such shares of our common stock, except to the extent of any pecuniary interest therein. The address of the AIP parties is c/o AIP 450 Lexington Avenue, 40th Floor, New York, NY 10017.

(5)
As a result of the terms of the shareholders agreement, each of the AIP parties may be deemed to beneficially own the 82,223 shares of our common stock held by Ally Commerce Finance LLC (“Ally”). Following the mergers, certain subsidiaries of the company that became direct or indirect subsidiaries of Vertex Aerospace Service Corp. (the “Vertex borrower”) have provided guarantees of the indebtedness under the Vertex borrower’s ABL credit agreement, dated as of June 29, 2018 (as amended by the first amendment to ABL credit agreement, dated as of May 17, 2019, as further amended by the second amendment to ABL credit agreement, dated as of May 17, 2021, as further amended by the third amendment to ABL credit agreement, dated as of December 6, 2021, and as further amended by the fourth amendment to ABL credit agreement, dated as of July 5, 2022, and as further amended, restated, amended and restated and otherwise modified from time to time, the “Vertex ABL credit agreement”), by and among the Vertex borrower, Vertex Aerospace Intermediate LLC, certain other subsidiaries of the Vertex borrower from time to time party thereto as co-borrowers, and the lenders from time to time party thereto. Ally Bank, an affiliate of Ally, is administrative agent, collateral agent, and a lender under the Vertex ABL credit agreement. Ally is under common control with Ally Invest Securities LLC, which is a registered broker dealer pursuant to Section 15 of the Exchange Act.

(6)
As a result of terms of the shareholders agreement, each of the AIP parties may be deemed to beneficially own the 6,166 shares of our common stock held by Cecil B. Duren. Since July 5, 2022, Mr. Duren has served as Senior Director of Tax Treasury of Vertex Aerospace LLC, a wholly owned subsidiary of Andor LLC.

(7)
As a result of the terms of the shareholders agreement, each of the AIP parties may deemed to beneficially own the 1,696 shares of our common stock held by Tom K. Miller. Since July 5, 2022, Mr. Miller has served as Vice President of Supply Chain Management of Vertex Aerospace LLC, a wholly owned subsidiary of Andor LLC.

(8)
As a result of the terms of the shareholders agreement, each of the AIP parties may be deemed to beneficially own the 1,780 shares of our common stock held by Dennis E. Mirabile. Since July 5, 2022, Mr. Mirabile has served as Vice President of Business Development of Vertex Aerospace LLC, a wholly owned subsidiary of Andor LLC.

PLAN OF DISTRIBUTION
We are registering the offer and sale, from time to time, by the selling shareholders of up to 18,591,866 shares of our common stock, par value $0.01 per share.
We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.
Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, our common stock beneficially owned by the selling shareholders covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling shareholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling shareholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which our common stock is traded or in private transactions.
Subject to any limitations set forth in the registration rights agreement, the selling shareholders may use any one or more of the following methods when selling our common stock offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the applicable exchange;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of our common stock at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.
The selling shareholders also may transfer our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our common stock, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling shareholder.
To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of shares of our common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these shares. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In offering our common stock covered by this prospectus, the selling shareholders and any underwriters, broker-dealers or agents who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus forms a part, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus (except for our SEC reports incorporated under “Incorporation of Certain Information by Reference”), and you should not consider information contained on, or accessible through, our website as part of this prospectus. Reference to our website is made as an inactive textual reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 7, 2022, as amended by our Annual Report on Form 10-K/A filed with the SEC on April 5, 2022 (collectively, the “Annual Report”);

•
our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2022 and July 1, 2022 filed with the SEC on May 10, 2022 and August 9, 2022, respectively;

•
portions of our Definitive Proxy Statement on Schedule 14A under the captions “Risks Relating to the Combined Company Following the Mergers” and “Risks Relating to Vertex’s Business and Operations” beginning on pages 29 and 39, respectively, filed with the SEC on May 9, 2022;

•
our Current Reports on Form 8-K filed with the SEC on January 27, 2022, March 7, 2022 (Film Number 22716140) (other than Item 7.01 and the related Item 9.01 Exhibits 99.1 and 99.2), March 8, 2022, June 15, 2022, July 5, 2022 (as amended by the Current Report on Form 8-K/A filed on September 1, 2022), August 9, 2022 (other than Items 2.02, 7.01 and the related Item 9.01 Exhibits 99.1 and 99.2) and August 19, 2022; and

•
the description of our common stock contained in Exhibit 4.1 to our Annual Report.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement); provided, however, information that is “furnished” to the SEC (including information furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.
You may obtain copies of any of these filings by contacting V2X, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
V2X, Inc.
2424 Garden of the Gods Road, Suite 300
Colorado Springs, Colorado 80919
(719) 591-3600
Attention: Investor Relations
https://investors.vectrus.com

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus has been passed upon for us by Faegre Drinker Biddle & Reath LLP.
EXPERTS
The financial statements of V2X, Inc. (formerly Vectrus, Inc.) as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, and the effectiveness of V2X, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given on their authority as experts in accounting and auditing.
The consolidated financial statements of Vertex Aerospace Services Holding Corp. as of December 31, 2021, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2021, incorporated in this prospectus by reference from the current report on Form 8-K/A filed by V2X, Inc. on September 1, 2022, have been audited by RSM US LLP, an independent auditor, as set forth in their reports, incorporated herein by reference, and have been incorporated in this prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The audited combined historical financial statements of the Mission Critical Solutions and Training Services Business (a business of Raytheon Technologies Corporation) included in Exhibit 99.3 of V2X, Inc.’s Current Report on Form 8-K/A filed September 1, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by V2X.
SEC Registration Fee		$63,854.41
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous Fees and Expenses	$	*
Total:	$	*

*
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances.

Item 15.   Indemnification of Directors and Officers.
The company is an Indiana corporation. Chapter 37 of the Indiana Business Corporation Law, as amended (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which the director or officer is a party because of his or her service as a director or officer of the corporation against reasonable expenses, including counsel fees, incurred by the director or officer in connection with the proceeding.
The IBCL also permits a corporation to indemnify a director or an officer who is made a party to a proceeding because the individual is or was a director or an officer of the corporation against liability incurred in the proceeding if (i) the individual’s conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct described in this paragraph.
The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred by a director or officer who is a party to a proceeding before the final disposition of a proceeding (provided the director or officer delivers a written affirmation of such individual’s good faith belief that he or she has met the above standard of conduct and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct, among other conditions) and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.
In addition to the foregoing, the IBCL states that the indemnification it provides for shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of a corporation’s articles of incorporation or by-laws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against or incurred by such individual in any capacity as such, or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify such individual against such liability.
As permitted by the IBCL, the company’s amended and restated articles of incorporation, as amended effective July 5, 2022, provide that, to the fullest extent permitted by law, no director or officer shall be personally liable to the company or any of its shareholders for damages for any action taken as a director or officer, or any failure or omission to take any action, regardless of the nature of the breach or alleged breach, including any breach or alleged breach of the duty of care, the duty of loyalty or the duty of good faith.
The company’s second amended and restated by-laws, as amended effective July 5, 2022 (the “by-laws”), provide for mandatory indemnification, to the fullest extent permitted by law, of the company’s directors and officers against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of the company, in which such person is or was involved in any manner (including as a party or witness) or is threatened to be made so involved by reason of the fact that such person is or was a director, officer, employee or agent of the company or is or was serving at the request of the company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan). The right to indemnification is a contract right and includes the right to advancement of expenses in accordance with specified procedures.
The indemnification provisions in the company’s governing documents may be sufficiently broad to permit indemnification of directors and officers for liabilities arising under the Securities Act.
The company has also entered into indemnification agreements with its directors, pursuant to which the company has agreed to indemnify and hold harmless, to the fullest extent permitted by applicable law and the by-laws, each director against any and all expenses (including attorney’s fees and related disbursements, appeal bonds and other out-of-pocket costs), judgments, amounts paid on settlement, liabilities or losses actually and reasonably incurred by such director by reason of the fact that such person is or was a director (or, at the request of the company, as a director, officer, employee, fiduciary or other agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise), or by reason of any actual or alleged action or omission to act taken or omitted in any such capacity. The indemnification agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder. In addition, the agreements provide for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with any action, suit or proceeding covered by the agreement.
The company has purchased directors’ and officers’ liability insurance, the effect of which is to indemnify its directors and officers and the directors and officers of its subsidiaries against certain losses caused by errors, misstatement or misleading statements, wrongful acts, omissions, neglect or breach of duty by them or similar matters claimed against them in their capacities as directors or officers. This insurance is subject to various deductibles and exclusions from coverage.
Item 16.   Exhibits
The following documents are exhibits to the registration statement:
Exhibit	Description
4.1	Second Amended and Restated Articles of Incorporation of V2X, Inc. (incorporated by reference to Exhibit 3.1 to the company’s Current Report on Form 8-K filed on July 5, 2022)
4.2	Second Amended and Restated Bylaws of V2X, Inc. (incorporated by reference to Exhibit 3.2 to the company’s Current Report on Form 8-K filed on July 5, 2022)
4.3	Shareholders Agreement, dated as of July 5, 2022, by and among Vectrus, Inc. (now known as V2X, Inc.) and the shareholders that are party thereto (incorporated by reference to Exhibit 4.1 to the company’s Current Report on Form 8-K filed on July 5, 2022)

Exhibit	Description
4.4	Registration Rights Agreement, dated as of July 5, 2022, by and among Vectrus, Inc (now known as V2X, Inc.) and the shareholders that are party thereto (incorporated by reference to Exhibit 4.2 to the company’s Current Report on Form 8-K filed on July 5, 2022)
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of RSM US LLP
23.3	Consent of PricewaterhouseCoopers LLP
23.4	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
107	Filing Fee Table
Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado on the 1st day of September, 2022.
V2X, Inc.
By:
/s/ Kevin T. Boyle

Name:
Kevin T. Boyle

Title:
Chief Legal Officer, General Counsel and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that this registration statement has been signed by the following persons in the capacities and on the dates stated and that each person whose signature appears below hereby constitutes and appoints Charles L. Prow, Susan D. Lynch or Kevin T. Boyle and each of them, his, her or their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or them and in his, her or their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been duly signed by the following persons on September 1, 2022 and in the capacities indicated below.
Signature	Title
/s/ Charles L. Prow Charles L. Prow	President and Chief Executive Officer, Director (Principal Executive Officer)
/s/ Susan D. Lynch Susan D. Lynch	Chief Financial Officer (Principal Financial Officer)
/s/ William B. Noon William B. Noon	Chief Accounting Officer (Principal Accounting Officer)
/s/ Mary L. Howell Mary L. Howell	Chair
/s/ John Edward Boyington, Jr. John Edward Boyington, Jr.	Director
/s/ Dino M. Cusumano Dino M. Cusumano	Director

Signature	Title
/s/ Lee E. Evangelakos Lee E. Evangelakos	Director
/s/ Melvin F. Parker Melvin F. Parker	Director
/s/ Eric M. Pillmore Eric M. Pillmore	Director
/s/ Joel M. Rotroff Joel M. Rotroff	Director
/s/ Neil Snyder Neil Snyder	Director
/s/ Stephen L. Waechter Stephen L. Waechter	Director
/s/ Phillip C. Widman Phillip C. Widman	Director